EXHIBIT 23(b)

                               CONSENT OF COUNSEL


Motors Mechanical Reinsurance Company, Limited:

We hereby consent to the reference to our name under the captions "United States Federal Tax Considerations," "Legal Matters" and "Experts" in the Prospectus which is part of this Registration Statement.

                           s/LeBoeuf, Lamb, Greene & MacRae, L.L.P.




Washington, D.C.
June 11, 2002